Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-114926 and 333-156639 on Form S-3 and Registration Statement Nos. 333-68576, 333-68578, 333-68580, 333-108210, 333-109079 and 333-142447 on Form S-8 of Virginia Commerce Bancorp, Inc. and subsidiaries of our reports dated March 11, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K of Virginia Commerce Bancorp, Inc. and subsidiaries for the year ended December 31, 2008.

Winchester, Virginia

March 11, 2009